Exhibit 10.2

Note Purchase agreement

This Note Purchase Agreement (this “Agreement”) is made as of December 31, 2018 (the “Effective Date”), by and between Sysorex, Inc., a Nevada corporation (the “Company”), and Inpixon, a Nevada corporation (the “Purchaser”). Any capitalized term not otherwise defined in this Agreement shall have the meaning set forth in the Note (as defined in Section 1).

Recitals

WHEREAS, the Purchaser desires to purchase and the Company desires to issue and sell the Note in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby severally but not jointly agree as follows:

Agreement

1.  Amount and Terms of Note. Subject to the terms of this Agreement, at the Closing (as defined in Section 3.1) the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company at a purchase price equal to the Loan Amount (as hereinafter defined), a secured promissory note in the form attached to this Agreement as Exhibit A (the “Note”) for up to an aggregate principal amount of Three Million Dollars ($3,000,000) (the “Principal Amount”), including all amounts previously advanced by the Purchaser to the Company or on its behalf as of the Effective Date (the “Prior Advances”), to be borrowed and disbursed in increments (such borrowed amount, together with the Prior Advances, collectively referred to as the a “Loan Amount”), with interest to accrue at a rate of ten percent (10%) per annum on all such Loan Amounts, beginning as of the date of disbursement with respect to any portion of such Loan Amount (each, a “Disbursement Date”). In addition, the Company agrees to pay $20,000 to the Purchaser to cover the Purchaser’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”), all of which amount is included in the Principal Amount. The initial Loan Amount, therefore, shall include any amounts disbursed to the Company and the Transaction Expense Amount. All sums advanced by Purchaser from the Effective Date to the Maturity Date pursuant to the terms of this Agreement shall become part of the aggregate principal amount underlying the Note. All outstanding principal amounts and accrued unpaid interest owing under the Note shall become immediately due and payable on the earlier to occur of (i) the twenty-four (24) month anniversary of the date the Note is issued (the “Maturity Date”), (ii) at such date when declared due and payable by the Purchaser upon the occurrence of an Event of Default, or (iii) at any such earlier date as set forth in the Note. All accrued unpaid interest shall be payable in cash.

2. Use of Proceeds. The Company shall use the proceeds from the sale of the Note for the benefit of funding its outstanding liabilities and working capital needs.

3. The Closing(s)

3.1  Closing Date. The initial closing (the “Closing”) of the sale and purchase of the Note shall be held on the Effective Date, or at such other time as the Company and Purchaser may agree.

3.2  Subsequent Closing(s). A subsequent closing with respect to the disbursement of each subsequent Loan Amount (each, a “Subsequent Closing”) shall be held on such times as the Company and Purchaser shall agree.

3.3  Delivery. At the Closing, the Purchaser will deliver to the Company a duly executed copy of this Agreement and the funds representing the initial Loan Amount and the Company will deliver a duly executed Note. At each Subsequent Closing, the Purchaser will deliver funds representing the additional borrowed amounts to be disbursed in accordance with Section 1 herein and in such amount as the Purchaser and the Company shall deliver an amended Schedule 1 setting forth the then outstanding Loan Amount after taking into account the disbursement of such additional borrowed amounts, to be attached and incorporated into the Note, provided, however, that all amounts disbursed as of any Subsequent Closing shall not exceed an amount equal to the Principal Amount in the aggregate.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser at and as of the date of the Closing, as follows:

4.1  Organization and Authority. The Company (i) is a corporation validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as proposed to be and presently conducted, and (iii) has all requisite company power and authority to execute, deliver and perform its obligations under this Agreement and the Note (collectively, the “Transaction Documents”), which have been duly and validly authorized, and to consummate the transactions contemplated thereby.

4.2  Note Authorization. The Note is duly authorized to be granted to the Purchaser.

4.3  Authorization. This Agreement, providing due execution and delivery by the Purchaser, shall upon execution and delivery by the Company, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to indemnity rights, subject to federal and state securities laws.

4.4  Filings and Approvals. The Company is not required to give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, or any representative thereof, in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings required by state securities laws, as applicable. Provided that the representations and warranties of the Purchaser contained in Section 5 below are accurate, the offer, issue and sale of the Note is and shall be exempt from the registration and prospectus requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered, qualified, or exempted from such registration or qualification in accordance with state securities laws, as applicable.

4.5  Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 5 below, no registration under the Act is required for the offer and sale of the Note by the Company to the Purchaser as contemplated by this Agreement.

4.6  No General Solicitation. The Company is not aware of any offer or sale of any of the Note through any form of general solicitation or general advertising made by the Company.

5. Representations and Warranties of the Purchaser. The Purchaser hereby acknowledges receipt and careful review of the Transaction Documents and hereby represents and warrants to the Company at and as of the date of the Closing, as follows:

5.1  Information and Sophistication. During the course of this transaction, the Company has furnished the Purchaser with all information regarding the Company and the Note that the Purchaser has requested or desired to know, has afforded the Purchaser the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of this Agreement, the Note contemplated hereunder, and the affairs of the Company and any additional information relating to this Agreement or the Note and requested by the Purchaser. In evaluating the suitability of an investment in the Company, the Purchaser hereby acknowledges and represents that:

(i) the Purchaser is not relying and has not relied upon any statement, representation, warranty or other information, oral or written, other than that set forth in the Transaction Documents; except insofar as the Purchaser has, to the extent he deems necessary and at his sole expense, retained and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the Note contemplated hereby; provided that (a) no such professional advisor is affiliated with or compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company and (b) all such advisors have the capacity to protect the Purchaser’s interests in connection with the transactions contemplated by this Agreement and to adequately evaluate the risks and merits of an investment in the Note;

(ii) the Purchaser has prior investment experience, including investment in securities that are not listed, are unregistered and are not traded on any stock exchange or an automated quotation system; and

(iii) the Purchaser, either by reason of Purchaser’s own business or financial experience or that of the Purchaser’s professional advisors as discussed in clause (i) above, as applicable, possesses sufficient knowledge and experience in financial and business matters so as to be capable of assessing the merits and risks of an investment in the Note.

5.2  No General Solicitation. The Note was not offered or sold to the Purchaser by means of, and the Purchaser is not purchasing the Note in reliance on, any form of general solicitation or general advertising and in connection therewith, the Purchaser (i) did not receive or review any advertisement, article, notice or other communication published in a newspaper, magazine or similar media or broadcast over television or radio, either closed circuit or generally available; and (ii) did not attend any seminar meeting or industry investor conference any of whose attendees were invited by general solicitation or general advertising, and is not otherwise relying on any communication that the Purchaser has reason to know was presented at such a meeting or conference.

5.3  Ability to Bear Economic Risk. The Purchaser is aware of and able to bear the substantial economic risks of an investment in the Note and can afford a complete loss of such investment. The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser’s net worth and the Purchaser’s investment in the Company will not cause such overall commitment to become excessive. The Purchaser has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the Purchaser’s investment in the Company, and the Purchaser has no need for liquidity in this investment. The Purchaser acknowledges that except as set forth in Section 4 of this Agreement, the Company has made no representations or warranties with respect to registration of the Note, that no such registration is contemplated for the foreseeable future, that there can be no assurance of any market for the Note in the future and that, as a result, the Purchaser must be and is prepared to bear the economic risk of the Purchaser’s entire investment for an indefinite period of time.

5.4  Registration and Exemption. The Purchaser hereby acknowledges that the Note has not been reviewed by the Commission or any state regulatory authority, and that the sale of the Note is intended to be exempt from the registration requirements of Section 5 of the Act based in part upon the Purchaser’s representations and warranties contained in this Agreement. The Purchaser agrees that he shall not sell or otherwise transfer the Note unless and until the Note is either registered under the Act and any applicable state securities laws or the Company receives an opinion of counsel satisfactory to the Company that an exemption from such registration is available. The Purchaser acknowledges that no federal or state agency has made any determination as to the fairness of the offering of the Note, or any recommendation or endorsement of the Note. The Purchaser acknowledges that at such time, if ever, as the Note is registered under the Act, sales of the Note will remain subject to state securities laws.

5.5  Investment and Distribution Purposes. The Purchaser understands that the Note has not been registered under the Act by reason of any claimed exemption under the provisions of the Act which depends, in whole or in part, upon the Purchaser’s investment intention. In this connection, the Purchaser hereby represents that the Purchaser is purchasing the Note for the Purchaser’s own account and beneficial interest, for investment purposes only, and not with a view toward the resale or distribution of the Note to other third parties.

5.6  Consent to Non-Transferability and Prohibition on Resale. The Purchaser understands that the Note may not be sold, transferred, or otherwise disposed of without registration under the Act or pursuant to an exemption therefrom and that, in the absence of an effective registration statement covering the Note or an available exemption from registration under the Act, the Note must be held indefinitely. In particular, the Purchaser is aware that the Note may not be sold pursuant to Rule 144 promulgated under the Act unless and until all requirements under such rule are satisfied.

The Purchaser consents to the placement of a legend on any certificate or other document evidencing the Note that such Note has not been registered under the Act or any state securities or other “blue sky” laws, and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Note.

5.7  Address. The address of the Purchaser furnished by the Purchaser on the signature page hereto is the Purchaser’s legal residence.

5.8  Authorization. The Purchaser has full power and authority to execute, deliver and perform its obligations under this Agreement, including but not limited to the purchase of the Note. If this Agreement is executed and delivered on behalf of a partnership, trust, corporation or other entity, the Purchaser has been duly authorized to execute and deliver this Agreement and all other documents and instruments executed and delivered on behalf of such entity in connection with this investment in the Note. This Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to indemnity rights, subject to federal and state securities laws.

5.9  No Broker. The Purchaser has not engaged in, consented to or authorized any broker, finder or intermediary to act in such capacity on the Purchaser’s behalf, in connection with the transactions contemplated by this Agreement. The Purchaser shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or entity acting on behalf of the Purchaser hereunder.

5.10  Beneficial Ownership. The Purchaser shall be the beneficial owner of the Note for which the Purchaser subscribes.

5.11  Changes. The foregoing representations and warranties are true as of the date of this Agreement and shall be true as of the Closing. If, in any respect, these representations and warranties will not be true on or prior to such date, the Purchaser shall give prompt written notice of such fact to the Company.

6. Purchaser Indemnification.

The Purchaser acknowledges that the Purchaser understands the meaning and legal consequences of the representations, warranties and agreements contained in this Agreement, and hereby agrees to indemnify and hold harmless (i) the Company, (ii) the directors, officers, agents, employees, partners, and stockholders of the Company, and (iii) any professional advisors to any person or entity in clauses (i) or (ii), from and against any and all Losses (including reasonable attorneys’ fees) due to, arising out of, or relating to a breach of any representation, warranty, covenant or agreement, or the failure to fulfill any other obligation of the Purchaser under this Agreement, or arising out of the sale or distribution by the Purchaser of the Note in violation of the Act or any applicable state securities laws. Notwithstanding any of the representations, warranties, covenants, agreements or acknowledgments made herein by the Purchaser, the Purchaser does not hereby, or in any other manner, waive any rights granted to the Purchaser under federal or state securities laws.

7. Miscellaneous

7.1  Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, by overnight delivery by reputable courier or delivered by hand against written receipt therefor, if to the Company addressed to Sysorex, Inc., 13880 Dulles Corner Lane, Suite 175, Attn: Zaman Khan, Chief Executive Officer, or such other address as has been provided to the Purchaser by the Company in writing, and if to the Purchaser at the Purchaser’s address stated on the signature page of this Agreement, or such other address as has been provided to the Company by the Purchaser in writing. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

7.2  Amendment. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.3  Successors and Assigns; Entire Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Any such transferee or assignee of the Purchaser will be bound by this Agreement and shall explicitly assume any obligations of the Purchaser under this Agreement in a writing delivered to the Company. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.4  Waiver. No modification or waiver of any provision of this Agreement or the transactions contemplated thereby or consent to departure therefrom will be effective unless in writing and approved by both parties hereto; provided, however, that any provision of the Transaction Documents may be amended or waived by the written consent of both parties hereto. A waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the same party.

7.5  Further Assurances. The parties shall execute and deliver all such further documents, agreements and instruments and shall take such other further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.6  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Executed facsimile or other electronic signature pages (e.g., portable document format) to this Agreement shall be considered originals.

7.7  Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada as applicable to contracts made and performed in such State, without regard to principles thereof regarding conflicts or choice of law.

7.8  Survival. The representations, warranties, covenants and agreements of the Purchaser contained herein shall survive the closing of the purchase and sale of the Note and any transfer or disposition thereof.

7.9  Signature. It is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth herein, will constitute the agreement by the Purchaser to be bound by the terms of the Transaction Documents.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

SYSOREX, INC.

By:	/s/ Zaman Khan
Name: Zaman Khan
Title: Chief Executive Officer

PURCHASER:

INPIXON

By:	/s/ Wendy Loundermon
Name: Wendy Loundermon
Title: Vice President of Finance

Address:	2479 E. Bayshore Road, Suite 195 Palo Alto, CA 94303

[Signature Page to Sysorex, Inc. – Note Purchase Agreement (Inpixon)]

Exhibit A

Form of Note